UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 24, 2005

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

                 Maryland                                                                1-11533                                                                                74-2123597

    (State or Other Jurisdiction                                      (Commission File Number)                                                                (IRS Employer

           of Incorporation)                                                                                                                                                      Identification No.)

One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39225-4647

(Address of Principal Executive Offices, including zip code)

(601) 948-4091

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On May 24, 2005, Parkway Properties, Inc. (the "Company") and William R. Flatt, Senior Vice President of the Company, entered into a Change in Control Agreement (the "Agreement").

The Agreement provides that if Mr. Flatt's employment is terminated or he leaves the Company's employment for certain reasons during the 30 month period after a Change in Control, the Company will pay a lump sum benefit to Mr. Flatt equal to 2.5 times the average of his salary and accrued bonus for the three calendar year period ending on the December 31 prior to the Change in Control.  The Agreement also gives Mr. Flatt the ability to leave the employment of the Company at any time during the six month period after the Change in Control in which case he will receive the lump-sum payment of one-half of the amount set forth above.  Change in Control is defined in such Agreement as (i) any change in control of a nature that would be required to be represented under the Exchange Act proxy rules; (ii) any person acquiring beneficial ownership of securities representing 30 percent or more of the combined voting power of the Company's outstanding securities; (iii) certain changes in the Company's Board of Directors; (iv) certain mergers; or (v) the approval of a plan of liquidation by the Company.

The terms of this Agreement are identical to the terms of the Change in Control Agreement the Company has entered into with certain other executive officers.  A form of the Agreement has been filed as Exhibit 10.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and is incorporated by reference herein.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 24, 2005, the Board of Directors of the Company appointed William R. Flatt as Executive Vice President, Chief Financial Officer and Secretary of the Company effective July 1, 2005.  Mr. Flatt is 30 years old and served as Vice President and Asset Manager for the Chicago market since June 2001 and the Phoenix market since June 2004.  He previously served as Vice President of Investor Relations from 1999 through 2001.  The Company entered into a Change in Control Agreement with Mr. Flatt as described above under Item 1.01.  The Company has not entered into an employment contract or other compensatory plan or arrangement with Mr. Flatt as a result of his appointment as Executive Vice President, Chief Financial Officer and Secretary of the Company.

Sarah P. Clark, Senior Vice President of Strategic Planning and Investor Relations, will continue as Interim Chief Financial Officer until July 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    May 25, 2005

PARKWAY PROPERTIES, INC.

By: /s/ Mandy M. Pope

            Mandy M. Pope

            Chief Accounting Officer